Exhibit 10.4

CONFIDENTIAL

GALECTIN-3 LICENSE AND DISTRIBUTION AGREEMENT

This GALECTIN-3 LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”), entered into as of November 11, 2009 (the “Effective Date”), by and between Abbott Laboratories, a corporation of the state of Illinois, having its principal place of business at 100 Abbott Park Road, Abbott Park, IL 60064-3500 (“Abbott”) and BG Medicine, Inc., a corporation of the state of Delaware, having its principal place of business at 610 Lincoln Street North Waltham, MA 02451 (“BGM”).

W I T N E S S E T H:

WHEREAS, Abbott and BGM are parties with Fujirebio Diagnostics, Inc. (“FDI”) to that certain Umbrella Product Development Agreement dated as of November 11, 2009 (the “Umbrella Agreement”), under which BGM funds the development of selected Products which shall be used on Abbott’s Architect® line of instruments;

WHEREAS, Abbott desires to promote and market Products in the Territory (as hereinafter defined);

WHEREAS, BGM owns or otherwise controls or has rights to certain intellectual property rights which may cover Products (“Patent Rights” as hereinafter defined);

WHEREAS, BGM desires to grant to Abbott under Patent Rights a license to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products in the Territory; and

WHEREAS, Abbott desires to obtain such license.

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and upon the terms and subject to the conditions set forth below, Abbott and BGM hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1	“Affiliate” means, with respect to any Party (as hereinafter defined), any entity which controls, is controlled by or is under common control with, such Party. As used herein, the term “control” means with respect of any entity, the power to direct or cause the direction of the management and policies of that entity, whether directly or indirectly and whether through ownership of more than fifty percent (50%) of the outstanding voting stock or equity of an entity, by contract or otherwise.

1.2	“AUP” shall be the total sales of Tests divided by the number of Tests sold to Third Parties (as hereinafter defined) by BGM, Abbott and/or the Other Licensees, as the context may require.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3	“Calendar Quarter” means a period of three (3) consecutive calendar months of a calendar year, beginning on January 1, April 1, July 1 or October 1.

1.4	“Change of Control” means: (a) the consolidation or merger of BGM with or into any Third Party wherein the shareholders of BGM immediately prior to such transaction shall cease to be the holders of at least fifty percent (50%) of the outstanding securities of the surviving corporation in such transaction; (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of BGM relating to the business to which this Agreement relates; or (c) the acquisition by any Third Party or group of Third Parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities and Exchange Act of 1934) of more than fifty percent (50%) of the outstanding shares of voting stock of BGM.

1.5	“Commercially Reasonable Efforts” shall mean those efforts in accordance with the subject Party’s efforts and resources normally used by it for a product owned by it, or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable product, and other relevant factors including technical, legal, scientific or medical factors.

1.6	“Confidential Information” means any proprietary, confidential, non-public information, data, samples, plans, marketing plans, reports, forecasts, formulae, processes, technical or commercial information, trade secrets, patent applications, improvements, invention disclosures or know-how disclosed in writing by one Party to another Party under this Agreement, as well as information disclosed in any other form and identified as “Confidential Information” at the time of disclosure, to the extent such disclosure is reduced to writing, marked “Confidential” and provided to the receiving Party within thirty (30) days after oral disclosure.

1.7	“First Commercial Sale” means the date on which Abbott (or its Affiliate or agent) first sells a Product to a Third Party in the Territory for monetary consideration.

1.8	“Galectin-3” means the soluble galactoside-binding protein coded by the LGALS3 gene.

1.9	Reserved.

1.10	“Knowledge” means, with respect to BGM, the actual knowledge, after due inquiry, of the chief executive officer or any executive officer (as defined for purposes of Section 14 of the Securities Exchange Act of 1934, as amended) of BGM.

1.11	“Party” means Abbott or BGM and “Parties” means Abbott and BGM.

1.12

“Patent Rights” means the patents and patent applications listed on Exhibit 1.12 and: (a) all patents and patent applications owned or controlled by BGM during the Term of the Agreement relating to Galectin-3 or Products; (b) the patents or patent applications

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

acquired by BGM during the Term of this Agreement relating to Galectin-3 or Products; (c) all patents or patent applications covering Galectin-3 or Products under which BGM becomes licensed and has the right to sublicense; (d) all patents arising from applications identified in (a), (b) or (c); (e) any extension, renewal or reissue of a patent identified in (a), (b), (c) or (d); (f) any and all foreign counterparts or equivalents issued of any patents identified in (a) through (d); and (g) any reexamination or renewal of a patent identified in (a), (b), (c) or (d).

1.13	“Product(s)” means individually and collectively Galectin-3 assay kits, Galectin-3 control kits and Galectin-3 calibrator.

1.14	“Steering Committee” means a committee of individuals from the Parties which shall meet on a regular basis as the Parties require, which shall be composed of equal numbers of individuals from each Party. The Steering Committee shall review Product development, Galectin-3 marker development, clinical studies and any other relevant issue regarding the Product that comes up during the Term.

1.15	“Term” as the meaning set forth in Section 11.1.

1.16	“Territory” means every country in the world.

1.17	“Test” means an individual Galectin-3 assay test for a single determination of Galectin-3; provided that a Test does not include tests included in Galectin-3 control kits or Galectin-3 calibrator kits.

1.18	“Third Party” means a person or entity other than Abbott, BGM or any of each Party’s Affiliates.

1.19	“Valid Claim” means any claim of an issued and unexpired patent within Patent Rights that is applicable with respect to a Product, which claim has not been held invalid or unenforceable by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal or which has not been admitted by the patentee to be invalid or unenforceable through reissue, disclaimer or otherwise. In the event a patent has been held to be invalid or unenforceable, and an appeal is pending, such claims shall not be considered a Valid Claim until reinstated by a final decision, not subject to further appeal, of a court or governmental agency of competent jurisdiction; provided, however, that once reinstated, a Valid Claim shall be considered a Valid Claim retroactively as if the patent had never been held to be invalid or unenforceable.

ARTICLE 2. GRANT OF LICENSES

2.1

License Grant. BGM hereby grants to Abbott and its Affiliates a royalty-bearing license under Patent Rights to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products in the Territory. Abbott shall not have the right to grant a sublicense to any Third Party. Notwithstanding the foregoing license grant,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

prior to selling, having sold, importing, distributing, having distributed or otherwise commercializing a Product for use on a point-of-care platform, Abbott will first notify BGM in writing of its desire to do so, and the Parties will negotiate in good faith to amend this Agreement to provide for Product Fees for point-of-care Tests and other terms related to point-of-care Tests that may be agreed upon by the Parties.

2.2	Additional Licensees; Most Favored Terms. BGM shall have the right to license Patent Rights to no more than four (4) Third Parties (“Other Licensees,” and together with Abbott, the “BGM Licensees”) for such Other Licensees to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed a Galectin-3 assay, whether on an automated system or not; provided, that such Other Licensees’ Galectin-3 assays may be commercialized only under the Other Licensees’ names and brands and only with respect to platforms or technology that are owned or controlled by such Other Licensees, unless Abbott otherwise consents after considering in good faith an alternative proposal by BGM; provided, further, that (a) beginning five (5) years after the date of First Commercial Sale, BGM may license Patent Rights to additional Third Parties (who shall then be considered Other Licensees) to offer for sale, sell, have sold, import, distribute or have distributed a Galectin-3 assay; and (b) no Other Licensee shall receive more favorable financial terms than those set forth in this Agreement for Abbott. If BGM enters into an arrangement with any Other Licensee for a Galectin-3 assay that would reasonably be believed to contain more favorable financial terms than those set forth in this Agreement, BGM shall so inform Abbott within ten (10) days of entering such arrangement, and Abbott shall be entitled to the benefit of the more favorable financial terms of such other arrangement from the date of the arrangement with the Other Licensee. In the event Abbott deems such Other Licensee’s financial terms to be more favorable and desires to license Patent Rights under such alternative financial terms, Abbott will notify BGM within ten (10) days of learning of these terms, after which the Parties will develop and execute the necessary amendments to incorporate the more favorable financial terms into this Agreement. Other Licensees shall not have the right to grant sublicenses to any Third Party. For avoidance of doubt, BGM and the BGM Licensees shall be free to enter into agreements for development, manufacturing or distribution of their products, and such agreements shall not be considered licenses to Patent Rights for purposes of this Section 2.2.

2.3	Updates to Patent Rights. BGM shall be responsible for updating Exhibit 1.12 to include all developments and updates to all patents listed therein and providing written notice to Abbott. Abbott shall have no payment obligations pursuant to Section 3.1 with respect to new Patent Rights unless and until BGM notifies Abbott, in writing, that new patents have issued and are included within the Patent Rights.

ARTICLE 3. FEES AND PAYMENTS

3.1	Product Fee. Abbott shall pay to BGM a fee (the “Product Fee”) consisting of a product access fee of [***] (US $[***]) and a marketing service fee of [***] ($[***]) for each

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Test sold by Abbott (or its Affiliate or agent) to a Third Party in the Territory, subject to the following:

(a)

Specifically for the Products manufactured by FDI under the Umbrella Agreement for use on Abbott’s Architect® line of instruments, Abbott shall pay the Product Fee only if (i) BGM obtains a Valid Claim in the country(ies) where the Architect-specific Products are sold within three (3) years from the First Commercial Sale; and (ii) there are no unlicensed competitors selling Galectin-3 products that could compete with the Architect-specific Products in such country(ies). If BGM does not secure a Valid Claim in such country (ies) within three (3) years after First Commercial Sale, or if there are unlicensed competitors in such country (ies), the Parties shall meet to renegotiate the Product Fee payable with respect to the Architect-specific Products.

(b)	For all other Products, Abbott shall pay the Product Fee for sales of Product in countries where, but for the license granted in this Agreement, Abbott’s sales of such Products would infringe BGM’s Valid Claims.

3.2	Product Fee Reductions. If any of the following events occur during the Term, Abbott shall be entitled to a reduction in the Product Fee paid per Test by Abbott to BGM:

(a)	BGM does [***] for the [***] an [***] of at least [***] (US $[***]), as demonstrated by [***] or other [***];

(b)	A [***] is [***], and the [***] amount for the Test either is [***] to or [***] for a [***] test;

(c)	[***] or other [***] an [***] of at least [***] (US $[***]) per Test, as demonstrated by [***] or other [***];

(d)	In the event either Party [***] the [***] of [***] in the [***] by BGM and the BGM Licensees in any [***] period following the first commercial launch of a Galectin-3 assay by [***] is [***] (US $[***]) per Test, then it shall notify the other Party and the Parties shall promptly [***] to [***]. If the [***] whether the [***] by BGM and the BGM Licensees in such [***] period is [***] (US $[***]), they will agree upon an [***] to [***] a [***] and report the [***] to both Parties. If the report determines that the [***] of [***] by BGM and the BGM Licensees in such [***] period was [***] (US $[***]) per Test, then the provisions of [***], and BGM shall [***] the [***]. If the report determines that the [***] of [***] by BGM and the BGM Licensees in such [***] period was [***] (US $[***]), then the provisions of [***] and Abbott shall [***] the [***];

(e)	[***] Galectin-3 product has [***] over a [***] period that is [***] (US $[***]) per Test;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)	[***] having [***] of [***] per Test for a [***] period [***] (US $[***]) per Test; or

(g)	[***], as contemplated in Section [***], [***] (US $[***]) per Product [***].

If: (1) pursuant to [***] above, an [***] confirms that the [***] by BGM and the BGM Licensees in the given [***] period was [***] (US $[***]); and (2) the [***] for [***] is [***] (i.e., [***]% or more) than the [***] for [***] by BGM and the BGM Licensees that are [***] to the Products (e.g., [***]); then [***] to a [***] in [***].

If the Parties are unable to agree on the amount of the reduction of the Product Fee, the matter shall be resolved by the Alternative Dispute Resolution process set forth in Section 12.12 and Exhibit 12.12. If at any time the AUP of Tests sold by Abbott or its Affiliates falls [***] (US $[***]) per Test, Abbott, in its sole discretion, shall have the right to discontinue the sale of Product, and upon such discontinuance, Abbott shall have no further rights and no further obligation to BGM, financial or otherwise hereunder.

3.3	Test Rebate. As consideration for [***] the [***] of the [***] and [***] is [***], Abbott shall receive a product access fee rebate of [***] (US $[***]) for every Test sold by Abbott, Abbott shall have the right to deduct the rebate from the quarterly payment otherwise due and payable to BGM.

3.4	Royalty Payable Only Once. The license fee set forth in Section 3.1 shall be payable hereunder only once with respect to a Test, regardless of the number of patents set forth in Patent Rights that cover Products.

3.5	Reductions to Fees Due to Third Party Licenses. Abbott, in its sole discretion, may determine that additional royalty-bearing licenses are required from Third Parties in order to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed Products in the Territory. If Abbott so determines that such licenses are required specifically to make, have made, use, offer for sale, sell, have sold, import, distribute, or have distributed Galectin-3 assays for indications of the Product in the Territory, Abbott shall notify BGM within ten (10) days of making such determination. After notification BGM will attempt to resolve the matter in a timely manner and to Abbott’s satisfaction. However, if Abbott, at any time, in its sole discretion, determines that such license is required Abbott will negotiate in good faith with the Third Party and if Abbott after such negotiations obtains the additional royalty-bearing licenses, Abbott has the right to deduct the royalties actually paid to such Third Parties from the fees payable to BGM; provided, that such deduction shall not be for more than [***] percent ([***]%) of the amounts otherwise due and payable to BGM hereunder.

3.6	Payments. All payments shall be made quarterly. Abbott shall pay BGM within sixty (60) days of the end of each Calendar Quarter during which sales occurred.

3.7	Product Fee Reports. With each payment hereunder, Abbott shall deliver to BGM a report describing on either a country-by-country or territory-by-territory basis the number of Tests sold by Abbott and its Affiliates.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.8	Currency Conversion. All payments made hereunder shall be in US Dollars. AUP shall be calculated and reported in US Dollars. For purposes of calculating AUP, sales made in a currency other than US Dollars shall be converted using Abbott’s standard conversion methodology, which is consistent with generally accepted accounting principles. The standard conversion methodology for sales is based on the monthly average (the spot rate for the end of the month immediately prior to that in which AUP is being calculated plus the spot rate for the end of the month for which AUP is being calculated, divided by two).

3.9	Transfer of Payments. All payments due and payable hereunder to BGM shall be made by wire transfer to the following bank account number of such bank or other location as may be designated in writing by BGM from time to time:

Wire Transfer Information:

Bank Name: [***]

Bank Address: [***]

Account Number: [***]

Swift Code: [***]

3.10	Tax Withholding. Insofar as any fees that are due to BGM under this Agreement with respect to sales of Products outside the United States are subject to taxation where the taxes are imposed on BGM, BGM shall bear all such taxes. BGM hereby authorizes Abbott to withhold such taxes from the payments that are payable to BGM hereunder if Abbott is either: (a) required to do so under the tax laws of the country of sale; or (b) directed to do so by an agency of such government. Abbott shall provide BGM with the best available evidence of payment whenever Abbott deducts such taxes from any payment due BGM. Where any sum due to be paid to BGM is subject to any withholding or similar tax, the Parties shall use Commercially Reasonable Efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation or tax reduction agreement or treaty. If there is no applicable double taxation or tax reduction agreement or treaty, or if an applicable double taxation or tax reduction agreement or treaty reduced but does not eliminate such withholding or similar tax, Abbott or its Affiliates shall pay such withholding or similar tax to the appropriate government authority, deduct the amount so paid from the amount otherwise due and payable to BGM, and secure and send to BGM the available evidence of such payment.

3.11	Record Keeping; Audits.

(a) Abbott shall keep full and accurate accounting records of all Tests and Excluded Tests (as defined in Section 6.4) sold in sufficient detail to determine the Product Fees payable by Abbott to BGM. Upon reasonable written notice to Abbott, BGM shall have the right, during normal business hours, to have an independent certified public accountant, selected by BGM and acceptable to Abbott, audit Abbott’s records pertaining to the number of Tests and Excluded Tests sold on a confidential basis to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

verify the Product Fees payable pursuant to this Agreement; provided, however, that such audit shall not: (a) take place more frequently than once per calendar year; and (b) cover records for more than the preceding three (3) years. Such certified public accountant shall enter into a non-disclosure agreement with confidentiality provisions at least as stringent as those set forth in this Agreement, and shall only disclose the conclusion of such audit to BGM and Abbott, and not any of Abbott’s customers, pricing or other Confidential Information. The results of such audit shall be binding on both parties. Any adjustment in payment shall be made upon demonstration of any underpayment.

(b) BGM shall keep (i) full and accurate accounting records of its own AUP, in sufficient detail to determine if any of the circumstances set forth in Section 3.2 have occurred. Upon reasonable written notice to BGM, Abbott shall have the right, during normal business hours, to have an independent certified public accountant, selected by Abbott and acceptable to BGM, audit BGM’s records pertaining to the sales of Galectin-3 products on a confidential basis to verify the AUPs of such products for the purposes of this Agreement; provided, however, that such audit shall not: (a) take place more frequently than once per calendar year; and (b) cover records for more than the preceding two (2) years. Such certified public accountant shall enter into a non-disclosure agreement with confidentiality provisions at least as stringent as those set forth in this Agreement, and shall only disclose the conclusion of such audit to BGM and Abbott, and not any of BGM’s customers, pricing or other Confidential Information. The results of such audit shall be binding on both parties.

3.12	Cost of Audits. All fees and expenses of any audit requested by BGM pursuant to Subsection 3.11 shall be borne by BGM; provided, however, that if any audit reveals that Abbott underpaid Product Fees due to BGM under this Agreement as to the time period being audited by more than [***] percent ([***]%) of the amount that was payable for such time period, and as long as the underpayment amount is at least [***] ($[***]), Abbott, in addition to paying BGM any underpayment, shall reimburse BGM for the cost of such audit.

ARTICLE 4. GALECTIN-3 PROMOTIONAL ACTIVITIES

4.1	Abbott’s Sales Efforts. During the Term of this Agreement, Abbott shall use Commercially Reasonable Efforts to promote, market, sell and distribute Products throughout the Territory. Such efforts may include preparing collateral marketing materials, conducting advertising, presenting educational seminars, detailing, displaying exhibits at trade shows and ensuring representation and attendance at industry meetings, all of which shall be performed in accordance with Abbott’s usual and customary practices that Abbott would use for Abbott’s products of a similar nature. Abbott solely shall be responsible for the costs incurred in such efforts hereunder. As part of its promotion and marketing efforts, Abbott may elect to offer Products to potential customers at no charge for evaluation purposes, which Products shall not be subject to Section 3.1 or reported pursuant to Section 3.7.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2	Selling Price. Abbott, in its sole discretion, shall determine the final sales price of Products sold by Abbott to Third Parties in the Territory, and no other term or provision of this Agreement shall be interpreted or deemed to provide BGM with any right to determine or influence the final sales price of Products sold by Abbott hereunder.

4.3	Development of Promotional and Marketing Materials for Products. Promptly following the Effective Date, BGM shall deliver to Abbott copies of any promotional marketing materials owned or controlled by BGM that may be used by Abbott in the promotion and sale of Products. BGM represents and warrants that the statements made in any promotional marketing materials owned or controlled by BGM and provided to Abbott shall be accurate and complete in all material respects. Abbott also shall have the right to develop and prepare, at Abbott’s sole discretion and at its own cost, promotional and marketing materials for use in its sale and distribution of Products. Abbott shall be responsible for the accuracy of all statements made in all materials developed by Abbott.

4.4	Promotional Activities of BGM. BGM or its designee, at its sole cost, shall promote the utility of the marker Galectin-3 in the Territory. As part of its responsibilities hereunder, BGM shall use Commercially Reasonable Efforts to accomplish the activities described in Exhibit 4.4, or as adjusted by mutual written agreement of the Parties at the quarterly Steering Committee meetings. BGM shall not promote any BGM Licensee’s Galectin-3 products over any other BGM Licensee’s Galectin-3 products.

4.5	Exclusivity. During the Term, Abbott shall not develop, manufacture or commercialize a Galectin-3 assay other than Product if such other assay would fall within the claims identified in the patents included in the Patent Rights and for so long as BGM holds all Patent Rights and intellectual property necessary to sell Products subject to these claims.

ARTICLE 5. CLINICAL STUDIES AND CLINICAL INDICATIONS

5.1	Clinical Studies and Clinical Indications. BGM shall use Commercially Reasonable Efforts to validate the clinical use of Galectin-3 as described on Exhibit 5.1 and any amendments added to Exhibit 5.1 by mutual written agreement of the Parties. The Parties shall discuss the protocols, intended use objectives, status, results and opportunities for expanded clinical claims for the Products during the quarterly Steering Committee meetings.

ARTICLE 6. INTELLECTUAL PROPERTY

6.1

Inventions Covering Product. BGM shall own all right, title and interest in and to all inventions during the Term specifically covering the rare reagents used in the Product made pursuant to the Umbrella Agreement (“Product Inventions”) and inventions covering indications for the use of Galectin-3 (“Indication Inventions”), but only so long as BGM solely developed or acquired such reagents or solely designed, performed or funded such studies, to identify, patent and protect such new indications for use of Galectin-3 other than any trademark or pre-existing technology or intellectual property of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Abbott used on, with, for or by the Product, which shall remain the sole property of Abbott. If Product Inventions or Indication Inventions are conceived and reduced to practice hereunder jointly by Abbott and BGM (“Joint Inventions”) US inventorship laws shall govern the ownership of such Joint Inventions. All Product Inventions and Indication Inventions hereunder owned or controlled by BGM during the Term shall become part of Patent Rights hereunder.

6.2	Abbott’s Galectin-3 Intellectual Property. If Abbott solely conceives and reduces to practice any new Product Inventions or Indication Inventions that result in new patents being sought to cover such new reagents or indications, Abbott shall own such Product Inventions and Indication Inventions, and shall make such Product Inventions and Indication Inventions available to BGM and the Other Licensees on a non-exclusive, royalty-free basis during the Term, so long as Abbott is compensated for the use of such Product Inventions and Indication Inventions through a negotiated reduction in fees otherwise payable to BGM hereunder by Abbott. Abbott, in its sole discretion and for its own benefit, shall have the right to exploit such Abbott-owned Product Inventions and Indication Inventions in the Territory.

6.3	BGM Licensee Galectin-3 Intellectual Property. BGM shall contractually require of each Other Licensee that if an Other Licensee conceives, reduces to practice, owns controls (through sublicensing or otherwise) any new Product Inventions or Indication Inventions pertaining to Products that are patented or that result in new patents being sought, then Abbott shall be granted a non-exclusive, royalty-free license, during the Term, to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products using such new Product Inventions or Indication Inventions.

6.4	Non-BGM Licensee Galectin-3 Intellectual Property. If a Third Party other than an Other Licensee has intellectual property rights for an indication outside of the Patent Rights, Abbott shall have the right to license such Third Party indication for itself. If Abbott reasonably determines that the use of Product for such indication is not covered by Patent Rights and Abbott receives US FDA clearance or approval in other territories to sell Product for such indication, Abbott will use Commercially Reasonable Efforts to determine the number of Tests sold for such indication (“Excluded Tests”) in each Calendar Quarter and Abbott may deduct the number of Excluded Tests from the total Tests sold in a given Calendar Quarter for calculation of the quarterly fee payment to BGM.

6.5	Patent Prosecution. Each Party shall be solely responsible for the filing and prosecution of patent applications claiming inventions owned by such Party unless otherwise determined for Joint Inventions.

ARTICLE 7. INFRINGEMENT AND ENFORCEMENT

7.1	Patent Enforcement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.1.1	Notice and Investigation of Infringement. Each Party shall promptly notify the other Party of any possible infringement of BGM’s patents included in Patent Rights by a Third Party of which such Party has knowledge. BGM shall promptly investigate such possible Third Party infringement and shall inform Abbott of its findings with respect thereto within thirty (30) days, or such longer period as is required to determine if infringement is occurring, of such notice.

7.1.2	BGM Actions and Participation. During the Term, BGM shall have the first right, but not the obligation, to enforce any and all claims of infringement of any BGM patents included in Patent Rights, or any related proprietary rights, in its own name, at its own expense and for its own benefit, and Abbott shall take reasonable actions to enable BGM to enforce such action in BGM’s own name, including, but not limited to, the execution of any necessary papers. Abbott shall join BGM as a party to such prosecution if it is reasonably determined by BGM that Abbott is a necessary party to such prosecution, whereupon BGM shall bear all costs and control such litigation as if such action had been brought solely in BGM’s name. BGM shall have the right to control all aspects of the enforcement of any claim against a Third Party brought pursuant to the provisions of this Subsection 7.1.2, including, but not limited to, the right to: (a) select counsel; (b) establish litigation strategies; and (c) pursue settlement discussions and enter into settlements.

7.1.3	Abbott Action. In the event BGM does not pursue enforcement of BGM’s patents as set forth in Subsection 7.1.2, and Abbott reasonably believes that such infringement shall materially impact Abbott’s ability to market the Products, Abbott shall have the right, but not the obligation, to enforce any and all claims of infringement of any BGM’s patents against such infringement, in its own name, at its own expense and for its own benefit, and BGM agrees to take all actions reasonably necessary to enable Abbott to enforce such action in its own name, including, but not limited to, the execution of any necessary papers. BGM shall join Abbott as a party to such prosecution if it is reasonably determined that BGM is a necessary party to such prosecution, whereupon Abbott shall bear all costs and control such litigation as if such action had been brought solely in Abbott’s name. Abbott shall have the right to control all aspects of the litigation of any claim against a Third Party brought pursuant to the provisions of this Subsection 7.1.3, including, but not limited to, the right to: (a) select counsel, such selection to be subject to BGM’s written approval, such approval not to be unreasonably withheld; (b) establish litigation strategies, subject to an obligation to confer with BGM regarding such strategies and to give reasonable consideration to BGM’s input with respect to such strategies; and (c) pursue settlement discussions and enter into settlements. Notwithstanding the foregoing, Abbott shall not settle any such litigation or claim without the prior written consent of BGM, which consent shall not be withheld unreasonably.

7.1.4	Proceeds Recovered. Any amount received by Abbott as a result of any proceeding referred to in Subsection 7.1.3, shall be distributed and paid as

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

follows: (a) first, to reimburse Abbott for all expenses incurred by it in connection with such proceeding; (b) second, to reimburse BGM for any Abbott pre-approved expenses incurred by it in connection with such proceeding; and (c) third, any additional amounts remaining after such application shall be shared equally by the Parties.

7.1.5	Cooperation. The Party controlling the action shall keep the other Party reasonably informed of the progress of the suit, claim or proceeding.

7.2	Defense of Assertions of Infringement of Third Party Patents.

7.2.1	Assertion Against Abbott. In the event of a Third Party assertion against Abbott of patent infringement (or any other violation of a proprietary right of a Third Party) related to the manufacture, use or sale of the Product(s) in the Territory, Abbott shall vigorously defend such assertion, at its sole expense. Abbott shall promptly notify BGM in writing of the assertion or claim, including details and known facts regarding such assertion or claim. BGM shall provide, upon Abbott’s request and at Abbott’s sole expense, reasonable assistance for such defense. Abbott shall have the right to settle such assertion on terms acceptable to Abbott; provided, however, that Abbott shall not enter into any settlement that would affect BGM’s Patent Rights relating to Products without the prior, written consent of BGM.

ARTICLE 8. REPRESENTATIONS AND WARRANTIES

8.1	General Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date of this Agreement:

(a)	It is a corporation duly organized and validly existing under the laws of its state of incorporation;

(b)	It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)	At no time prior to the termination or expiration of this Agreement, shall BGM enter into any transaction which would prohibit or materially impair BGM from fulfilling its obligations under this Agreement.

8.2	Patent Representations and Warranties. BGM represents and warrants to Abbott the following as of the Execution Date of this Agreement:

(a)	It is the sole owner of all right, title and interest in and to the patents included in Patent Rights, and no approvals or other documentation are necessary to be obtained from any Third Party in order for the licenses and rights to be conferred to Abbott hereunder;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	There have been no written claims or assertions, or to BGM’s Knowledge any oral claims or assertions, that the making, using, offering for sale, use, or importing of one or more of the Products infringes the patents or other proprietary right of any Third Party;

(c)	BGM has no Knowledge of any Third Party patents, trademarks or other proprietary rights which are valid and which would be infringed by making, having made, using, selling, offering for sale or importing Products in the Territory in accordance with the terms of this Agreement; and

(d)	To its Knowledge, BGM is not, and as a result of the execution and delivery of this Agreement, will not be, in violation of, or lose of any rights pursuant to, any license, sublicense or agreement previously provided to BGM by a Third Party with respect to Patent Rights relating to Products.

8.3	Abbott Representations and Warranties. Abbott represents and warrants to BGM the following as of the Execution Date of this Agreement:

(a)	[***], and [***] and [***] of any [***] in order to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed Products in the Territory, it being understood and acknowledged by BGM that Abbott has not performed a freedom to operate analysis with respect to the Patent Rights and its ability to commercialize the Products; and

(b)	The [***] identified in paragraph (a) have [***] that Abbott [***] or [***] related to [***], to [***] from [***], [***] to [***].

8.4	Debarment and Exclusion. BGM represents and warrants that neither it, nor any of its employees or agents working on the subject matter of this Agreement, has ever been, is currently, or is the subject of a proceeding that could lead to it becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual. BGM further covenants, represents and warrants that if, during the Term of this Agreement, it, or any of its employees or agents working on Abbott’s behalf, becomes or is the subject of a proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual, BGM shall immediately notify Abbott, and Abbott shall have the right to immediately terminate this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(a)	A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

(b)	A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.

(c)	An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)	A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

8.5	Limitation on Warranties. NEITHER PARTY MAKES ANY OTHER WARRANTIES OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, AND EXCEPT AS STATED IN THIS AGREEMENT, THERE SHALL BE NO IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

8.6	Additional Representation and Warranty. Each Party represents and warrants to the other Party as of the Execution Date, that the execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions thereof does not and will not conflict with or result in a breach of any other material agreement or relationship, which breach will materially and adversely affect such Party’s ability to perform its obligations hereunder.

ARTICLE 9. INDEMNIFICATION

9.1	BGM Indemnification. BGM shall indemnify, defend and hold Abbott and its Affiliates and their officers, directors, employees and representatives collectively, (“Abbott Indemnitees”) harmless from and against any and all losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney’s fees) (hereinafter, “Losses”) to the extent that such Losses arise out of, relate to or are in connection with claims, causes of action, suits or proceedings of Third Parties (hereinafter “Claims”) resulting from: (a) the material breach of BGM’s warranties, representations or covenants set forth in this Agreement; (b) gross negligence or willful misconduct on the part of BGM, including its employees, agents or representatives.

9.2	Abbott Indemnification. Abbott shall indemnify, defend and hold BGM and its Affiliates and their officers, directors, employees, and representatives (collectively, “BGM

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Indemnitees”) harmless from and against any and all Losses, to the extent that such Losses arise out, relate to or are in connection with Claims resulting from: (a) the material breach of Abbott’s warranties, representations or covenants set forth in this Agreement; (b) gross negligence or willful misconduct on the part of Abbott, including its employees, agents or representatives, or (c) the use, sale or import by Abbott or any of its Affiliates, distributors or agents, of any Product or the use of any Product by or in the diagnosis or treatment of any Third Party.

9.3	Offsetting Claims. With respect to any Claim for which BGM has an obligation to any Abbott Indemnitee pursuant to Section 9.1 and Abbott has an obligation to any BGM Indemnitee pursuant to Section 9.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

9.4	Cooperation. With respect to any Claim for which a Party seeks indemnification (“Indemnitee”) from any other Party (“Indemnitor”) under this Article 9, the Indemnitee shall: (a) promptly advise the Indemnitor in writing of any Claim within thirty (30) days after the Indemnitee received notice of such Claim, or within such period of time so as not to materially prejudice the right of the Indemnitor with regard to the defense of such Claim (whichever time period is shorter); and (b) assist the Indemnitor and its representatives in the investigation and defense of any Claim for which indemnification is provided. The Indemnitor shall defend, and control the defense of, any such Claim, and shall not offer to settle, settle or otherwise compromise such Claim without the Indemnitee’s prior written consent (which consent will not be unreasonably withheld), unless such settlement fully releases the Indemnitee without any liability, loss, cost or obligation.

ARTICLE 10. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

10.1	Confidentiality. The Parties acknowledge and agree that during the Term, each of them and their Affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this Section 10.1. Each Party (“Receiving Party”) shall use the Confidential Information of the other Party (“Disclosing Party”) only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. The Parties shall ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of five (5) years after termination or expiration of this Agreement for all Confidential Information excluding Trade Secrets (as defined in Section 10.2). Trade Secrets shall be kept confidential by the Receiving Party (as defined in Section 10.2 hereof) according to the terms set forth in Section 10.2. The provisions of this Section 10.1 shall not apply to any information which:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a)	Is known to the Receiving Party before receipt thereof under this Agreement, as evidenced by the Receiving Party’s written records;

(b)	Is disclosed to the Receiving Party without restriction by a Third Party (as hereinafter defined) that is, to the Receiving Party’s knowledge, not under an obligation of nondisclosure to the Disclosing Party;

(c)	Is or becomes part of the public domain other than through a breach of this Agreement by the Receiving Party;

(d)	Is independently developed by or for the Receiving Party without use of the Disclosing Party’s Confidential Information, as evidenced by the Receiving Party’s written records;

(e)	In any case in which it is disclosed by the Receiving Party with the Disclosing Party’s prior written approval; or

(f)	In any case in which it is required by law to be disclosed; provided, that in such instance the Receiving Party will provide the Disclosing Party with at least ten (10) business days notice prior to making the required disclosure (or as much notice as possible if the disclosure is required to be made in less than ten (10) business days) in order to allow the Disclosing Party to review such disclosure and to take appropriate measures to protect the confidentiality of its Confidential Information; provided further, that to the extent the Disclosing Party is unsuccessful in protecting against disclosure of its Confidential Information, the Receiving Party shall only disclose such Confidential Information to the minimum extent required to comply with applicable law.

10.2	Handling of Trade Secrets. During the course of its performance hereunder, a Party (the “Disclosing Party”) may desire or be requested to disclose Confidential Information to the other Party (the “Receiving Party”), which the Disclosing Party considers a trade secret (“Trade Secret”). In such event, the Disclosing Party first shall inform the Receiving Party, on a non-confidential basis, of the general nature of the Trade Secret information. The Receiving Party shall have ten (10) days to decide whether it wishes to have such Trade Secrets disclosed to it and to inform the Disclosing Party in writing that it wishes to receive such a disclosure. Any Trade Secrets so disclosed between the Parties shall be marked “Trade Secret,” and the Receiving Party shall not disclose or use such Trade Secret for the Term and thereafter except as expressly permitted under this Agreement. In the event the Disclosing Party discloses the Trade Secrets to the Receiving Party without written approval of the Receiving Party and/or without appropriately marking such information as “Trade Secret” that trade secret shall be handled as Confidential Information under Section 10.1.

10.3	Confidential Treatment. Each Party shall seek confidential treatment for the terms and conditions of this Agreement to the fullest extent permitted by the SEC and any other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

governmental agency or self-regulatory organization to which a Party provides a copy of this Agreement. Prior to seeking confidential treatment from the SEC or any other governmental agency or self-regulatory organization for any such document, the filing Party shall provide the other Party and the other Party’s counsel with a copy of the proposed filing showing the filing Party’s proposed redactions of the document, and shall consult with the other Party and the other Party’s counsel and provide them with a reasonable opportunity to request the inclusion of specified provisions or redactions in any request for confidential treatment.

10.4	Permitted Disclosure. Notwithstanding Section 10.1, disclosure of the Disclosing Party’s Confidential Information and of this Agreement and the terms hereof may be made by the Receiving Party: (I) (a) on a need-to-know basis to the Receiving Party’s legal and financial advisors; (b) as reasonably necessary in connection with an actual or potential (i) debt or equity financing of the Receiving Party or (ii) Change of Control involving the Receiving Party; and (c) to any Third Party to enable the Receiving Party to exercise its rights and perform its obligations under this Agreement; if, in the case of clauses (a) (except with respect to disclosures to the Receiving Party’s legal advisors), (b) and (c), the person or entity receiving such Confidential Information of the Disclosing Party is bound by written or professional obligations substantially as restrictive as those contained in Section 10.1, and (II) as reasonably necessary for the Receiving Party to file, prosecute and maintain Patent Rights, or to file, prosecute or defend litigation against Third Parties related to Patent Rights, in accordance with this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

10.5	Press Announcements. The terms of this Agreement shall be considered Confidential Information. As soon as reasonably practicable after the Effective Date, the Parties shall issue a joint public announcement of the execution of this Agreement in a form agreed upon by the Parties and approved through their respective corporate approval processes. Neither Party shall make any public announcement concerning this Agreement, nor make any public statement which includes the name of any other Party or any of its Affiliates, or otherwise use the name of any of the other Parties or any of their Affiliates in any public statement or document, except as may be required by law or judicial order, without the written consent of each of the other Parties, which written consent shall not be withheld unreasonably. Once a Party has consented to public disclosure of its Confidential Information pursuant to this Section 10.5, the other Party may make subsequent public disclosures of the same Confidential Information without further consent.

ARTICLE 11. TERM AND TERMINATION

11.1

Term; Termination for Breach. This Agreement shall commence on the Effective Date, and unless terminated early pursuant to the provisions of this Agreement, shall expire on the expiration date of the last-to-expire patent in Patent Rights that covers Product (“Term”). Either Party may terminate this Agreement upon sixty (60) days written notice

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

to the other Party if the other Party materially breaches this Agreement and such breach is not cured within such sixty (60) day period.

11.2	Abbott Termination. Abbott shall have the right to terminate this Agreement on thirty (30) days written notice to BGM without further payments due to BGM, other than payment obligations that have accrued prior to termination, if Abbott determines that any of the following occurs:

(a)	Product does not meet product claims, or

(b)	Product does not meet pre-established performance requirements, or

(c)	Product does not meet pre-established manufacturing requirements, or

(d)	FDI is under government or other regulatory restrictions /compliance restrictions, or

(e)	Abbott is aware of possible Third Party patent infringement or has been contacted by a Third Party regarding patent infringement, or

(f)	Product negatively impacts other assay / system performance parameters and cannot be resolved, or

(g)	The predicate device (microplate) does not get regulatory approval in the US, or

(h)	Galectin-3 is not accepted by the physician community, or

(i)	A new marker shows superior clinical utility and is adopted by the physician community.

11.3	Consequences of Termination. If Abbott, in its sole discretion, voluntarily, and for reasons within its control (i.e., for reasons other than those set forth in Section 11.2), discontinues the Product’s development program pursuant to the Umbrella Agreement, or discontinues the sale of Products as contemplated by this Agreement, then Abbott may terminate this Agreement upon thirty (30) days written notice to BGM and, in its sole discretion, either: (a) shall pay BGM the amount that BGM paid FDI to develop the Product pursuant to the Umbrella Agreement; or (b) allow BGM to sell Products pursuant to the terms and conditions of a distribution arrangement negotiated in good faith between the Parties.

11.4	Accrued Rights and Obligations. The termination or expiration of this Agreement shall not relieve any Party of any obligation arising under this Agreement which shall have accrued prior to such expiration or termination.

11.5

Survival. The following Articles and Sections shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 10 and 11 and Sections 3.10, 3.11, 3.12, 6.1, 6.2, 6.5, 7.1.4 and 7.1.5. All provisions that survive termination, that are irrevocable or that arise due to termination shall survive in accordance with their terms. Any provisions of this Agreement contemplated by their terms to pertain to a period of time following

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

termination or expiration of this Agreement shall survive only for the specified period of time.

ARTICLE 12. MISCELLANEOUS

12.1	Force Majeure. No Party shall be liable for loss, damage, detention or delay resulting from any cause whatsoever beyond its reasonable control or resulting from a force majeure, including, without limitation, fire, flood, strike, lockout, civil or military authority, insurrection, war, embargo, container or transportation shortage or delay of suppliers, and delivery dates shall be extended to the extent of any delays resulting from the foregoing or similar causes. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible. The party giving such notice shall be excused from such of its obligations hereunder for so long as it is so disabled or for thirty (30) days after notification to the other Party, whichever is longer; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 12.1 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

12.2	Assignment. No Party hereto shall have the right to assign any of its rights or obligations under this Agreement to a Third Party without the prior written consent of each of the other Party, which consent shall not be withheld unreasonably; provided, however, that without such consent, a Party may assign this Agreement in whole or in part to an Affiliate of the assigning Party or in whole, but not in part, to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any Change of Control.

12.3	Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

12.4	Relationship of the Parties. The relationship of the Parties hereunder is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint ventures or agents of the other. No Party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other Party or any of such other Party’s Affiliates.

12.5	Amendments. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended except by a written instrument signed by each Party.

12.6	Waivers. Any waiver by any Party hereto of any rights arising from a breach of any covenants or conditions of this Agreement shall not be construed as a continuing waiver of other breaches of the same nature or other covenants or conditions of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.7	Notices. All written notices and other communications between the Parties which shall or may be given pursuant to this Agreement shall be deemed to have been sufficiently given when delivered by personal service or sent by registered or certified mail return receipt requested, overnight delivery service providing evidence of delivery, or confirmed facsimile, to the recipient addressed as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to Abbott:	With a copy to:

Abbott Laboratories 100 Abbott Park Road Abbott Park, IL 60064-6095 Attn: [***] [***] Facsimile: [***]	Abbott Laboratories 100 Abbott Park Road Abbott Park, IL 60064-6049 Attn: [***] [***] Facsimile: [***]

If to BGM :

BG Medicine, Inc. 610 Lincoln Street North Waltham, MA 02451 Tel: 781-890-1199 Fax: 781-895-1119 Attn: President & CEO

All such communications shall be deemed to be effective on the day on which personally served, or, if sent by registered mail, on the fourth day following the date presented to the postal authorities for delivery to the other Party (the cancellation date stamped on the delivery or the envelope being evidence of the date of such delivery), or if by overnight delivery or facsimile, on the delivery or the facsimile date. Either Party may give to the other Party written notice of change of address, in which event any communication shall thereafter be given to such other Party as above provided at such changed address.

12.8	Applicable Legal Requirements. Each Party shall comply with all applicable legal requirements and shall not be required to perform or omit to perform any act required or permitted under this Agreement if such performance or omission would violate the provisions of any such applicable legal requirement.

12.9	Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall cooperate with the other Party to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

12.10	Entire Agreement; Conflict in Terms. This Agreement is the sole understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings with respect to the subject matter hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.11	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.

12.12	Alternative Dispute Resolution. Any dispute or claim arising out of or in connection with this Agreement (unless otherwise set forth herein) shall be finally settled by Alternative Dispute Resolution (“ADR”) in accordance with the process set forth on Exhibit 12.12.

12.13	Interpretation. Where the context hereto requires, the singular number shall be deemed to include the plural and vice-versa. The headings of the Articles, Sections and Subsections of this Agreement have been added for the convenience of the Parties and shall not be deemed a part hereof or used in the interpretation of this Agreement. In any context herein, “or” is not exclusive; “including” and “include” are not exclusive and are deemed to be followed by the words “without limitation.”

12.14	Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the Parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the Parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

12.15	Counterparts. This Agreement may be executed in two (2) original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.16	Mutual Drafting. This Agreement is the joint product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and each Party’s respective legal counsel and advisors, and any rule of construction that a document shall be interpreted or construed against the drafting Party shall not be applicable with respect to this Agreement.

12.17	Change of Control. In the event of a Change of Control, BGM shall assign all of its obligations under the Umbrella Agreement and this Agreement to the surviving entity in any merger or consolidation or to any entity to which it transfer all or substantially all of its business to which this Agreement relates. By such assignment, the acquirer shall be bound by all the terms and provisions of this Agreement and the Umbrella Agreement, and the acquirer shall assume all the obligations of BGM under this Agreement and the Umbrella Agreement.

(Remainder of Page Intentionally Left Blank)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

ABBOTT LABORATORIES		BG MEDICINE, INC.

By:	/s/ Michael J. Warmuth	By:	/s/ Pieter Muntendam
	Michael J. Warmuth		Pieter Muntendam

Title:	Senior Vice President	Title:	President & CEO
President, Abbott Diagnostics Division

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.12

Patent Rights

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

BG MEDICINE INC. PATENTS and PATENT APPLICATIONS RELATING TO GALECTIN-3 –

Status on November 9, 2009

PATENT TITLE	DOCKET No.	COUNTRY	SERIAL or PATENT No.	FILING DATE	STATUS

[***]	[***]	Europe PCT US Canada Australia Japan China India Europe Hong Kong	[***]	[***]	Expired Expired Pending Pending Allowed 08Jul2009 Pending Pending Pending Pending Pending

[***]	[***]	US Provisional US	[***]	[***]	Expired Pending

[***]	[***]	US Provisional PCT	[***]	[***]	Expired Pending

[***]	[***]	US Provisional	[***]	[***]	Pending

[***]	[***]	US Provisional	[***]	[***]	Pending

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 4.4

BGM Promotional Activities

BGM agrees to use Commercially Reasonable Efforts, as set forth in Section 4.4, to accomplish the following activities in support of Galectin-3 marker development. These activities shall be reviewed at the quarterly Steering Committee meetings and adjusted by mutual written agreement of the Parties.

1)	Develop and execute a [***] to [***] of Galectin-3 [***] and [***] in the US [***]. Activities shall include:

a.	Recruitment of [***] of Galectin-3 [***] to [***] of Galectin-3 products.
b.	[***] or [***] that focus on: i) the role of Galectin-3 in cardiovascular disease, ii) its potential use in the [***] of [***] or [***], and iii) its [***] and [***].
c.	Develop and execute a [***] to [***]. Activities may include:

i) Develop and [***] a [***] for Galectin-3.

ii) Develop and [***] a [***].

iii) Create a comprehensive Galectin-3 [***] for [***] which have been [***] and [***] to [***] to [***].

2)	Create and execute a [***] in [***] and US. Activities shall include:

a.	Develop, test and refine Galectin-3 [***] and [***] for Galectin-3.
b.	Translate relevant [***] into [***].
c.	Create, train and deploy a [***] in [***] and US [***] for Galectin-3.

3)	Develop and implement a [***] for Galectin-3 in [***] and US. Activities shall include:

a.	Conduct a [***] in the above countries that [***] for Galectin-3 the [***] of the Product, the [***] and [***], the key [***] and [***], the [***] and [***] to [***].
b.	Develop and execute a [***] in the above countries.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 4.4

Exhibit 5.1

Clinical Studies and Clinical Indications

BGM use Commercially Reasonable Efforts to perform the following activities in support of Galectin-3 clinical development. These activities shall be reviewed at the quarterly Steering Committee meetings and adjusted by mutual written agreement of the Parties.

1)	Conduct clinical studies and partnerships to confirm, extend and justify the use of Galectin-3 in the following areas. In addition, whenever possible provide sufficient quantities of specimens from these studies to Abbott to allow for submission for additional clinical indications

a.	Heart Failure stratification: Studies reasonably anticipated to show that Galectin-3 aids in the risk stratification of Heart Failure patients and provides additional clinical information versus other commonly used cardiac markers such as BNP, and NT-BNP.

b.	Device Treatment Selection: Studies reasonably anticipated to show the role of Galectin-3 in identifying responders for CRT or other device treatments in classes of patients that are not currently considered for these treatments.

c.	Companion Diagnostic Studies: Studies reasonably anticipated to show that current drugs, not commonly used, can be better selected and efficacious for patients using Galectin-3 levels. Studies reasonably anticipated to show that Galectin-3 may be useful in identifying heart failure patients for new drugs.

d.	Health Outcomes and Economic Studies: Studies reasonably anticipated to show the outcome and economic benefit of using Galectin-3, for example, like the HUMANA study on the role of Galectin-3 measurements at admission in the active discharge of HF patients.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 5.1

Exhibit 12.12

Alternative Dispute Resolution

The Parties recognize that from time to time a dispute may arise relating to any Party’s rights or obligations under this Agreement. The Parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Exhibit, the result of which shall be binding upon the Parties.

To begin the ADR process, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days after the notice of dispute, or if the Parties fail to meet within such twenty-eight (28) days, either Party may initiate an ADR proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following the initiation of the ADR proceeding, the Parties shall select a mutually acceptable independent, impartial and conflicts-free neutral to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, each Party will select one independent, impartial and conflicts-free neutral and those two neutrals will select a third independent, impartial and conflicts-free neutral within ten (10) days thereafter. None of the neutrals selected may be current or former employees, officers, directors, consultants or attorneys of any Party, its subsidiaries or Affiliates.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral(s) shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral(s) shall designate a location other than the principal place of business of either Party or any of their subsidiaries or Affiliates.

4. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral(s):

(a) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

(b) a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue. The Parties agree that neither side shall seek as part of its remedy any punitive damages.

(d) a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages, without agreement of the Parties. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) – 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on no more than three (3) consecutive days, as determined at least ten (10) days before the hearing by the neutral(s), and shall be governed by the following rules:

(a) Each Party shall be entitled to no more than six (6) hours hearing time, as determined at least ten (10) days before the hearing by the neutral(s), to present its case. The neutral(s) shall determine whether each Party has had the hours to which it is entitled.

(b) Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral(s) shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral(s) a post-hearing brief in support of its proposed rulings

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral(s) shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The neutral(s) shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral(s) shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a) If the neutral(s) rule(s) in favor of one Party (ies) on all disputed issues in the ADR, the losing Party (ies) shall pay 100% of such fees and expenses.

(b) If the neutral(s) rule(s) in favor of one Party (ies) on some issues and the other Party (ies) on other issues, the neutral(s) shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The neutral(s) shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party (ies) prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its (their) legal fees and expenses.

9. The rulings of the neutral(s) and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral(s) shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11.	All ADR hearings shall be conducted in the English language.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.